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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of McDATA Corporation of our report dated April 14, 2004 relating to the financial statements and financial statement schedule, which appears in McDATA Corporation's Annual Report on Form 10-K for the year ended January 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 10, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS